                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      SB-2

                                 AMENDMENT NO. 4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   Tari, Inc.
                 (Name of small business issuer in its charter)

        Nevada                        1081                     98-03048905
(State or jurisdiction   (Primary Standard Industrial       (I.R.S. Employer
   of incorporation         Classification Number)        Identification Number)
   or organization)

                        1045 West 13th Avenue, Suite 1
                            Vancouver, B. C. V6H 1N1
                                     Canada
                              Phone: (604) 839-0735

(Address and telephone number of principal executive offices and place of business)

                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1904
                               San Diego, Ca 92101
                              Phone: (619) 232-6545
                               Fax: (619) 236-8182
                          Email: kennan@kklawoffice.com
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS     AMOUNT TO BE          PROPOSED             PROPOSED        AMOUNT OF
CLASS OF                REGISTERED            MAXIMUM OFFERING     MAXIMUM         REGISTRATION FEE
SECURITIES TO BE                              PRICE PER            AGGREGATE
REGISTERED                                                         OFFERING PRICE
----------------------------------------------------------------------------------------------------
Common                 2,500,000             $0.05                  $125,000        $31.25
----------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   TARI, INC.

                                2,500,000 Shares

                                  Common Stock

                         Offering Price $0.05 per share

         This is our initial public offering so there is currently no public market for our shares. See "Risk Factors" commencing on page 1 for a full discussion of the risks involved in this offering.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open for 90 days, unless we decide to cease selling efforts prior to this date. The minimum purchase is 50,000 shares at $.05 per share or $1,250.00.

--------------------------------------------------------------------------------
                   Price to Public       Commissions &            Proceeds to
                   Payable In Cash       Discounts Prior to       Company
                   On Subscription       Legal and                Prior to Offering
                                         Accounting Fees          Expenses of
                                                                  $18,031
Per Share          $0.05                 $.00                     $.05
Total              $125,000              $.00                     $125,000

         The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                                   TARI, INC.

                The date of this prospectus is ____________, 2002

                                   -----------
                                TABLE OF CONTENTS
                                   -----------

                                                                           Page
Prospectus Summary..........................................................1

Risk Factors................................................................2

Use Of Proceeds.............................................................3

Determination Of Offering Price.............................................3

Dilution....................................................................4

Plan Of Distribution........................................................5

Special Note Regarding Forward Looking Statements...........................6

Legal Proceedings...........................................................6

Directors, Executive Officers, Promoters And Control Persons................6

Security Ownership Of Certain Beneficial Owners And Management..............7

Description Of Securities...................................................7

Shares Eligible For Future Sale............................................ 8

Certain Transactions.......................................................10

Business...................................................................11

Management Discussion And Analysis Or Plan Of Operation....................14

Legal Matters..............................................................16

Experts....................................................................16

Available Information......................................................16

Financial Statements......................................................F-1

         Until ___________________________, 2002 all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         TARI, INC. was incorporated under the laws of the State of Nevada on May 2, 2001. We have not commenced active business operations.

         We are a pre-exploration stage company. We have acquired a mining lease on a total of 2 unpatented lode mineral claims located in Storey County, Nevada. A patented lode mineral claim is the highest form of holding a mineral claim. It means that no more assessment work is necessary and that all mineral rights, both surface and underground, are included in the claim. An unpatented claim means that more assessment work is necessary before all mineral rights can be claimed. We intend to explore for metals, including gold and other valuable minerals, on our property. There can be no assurance that valuable minerals exist on our property until proper geological testing and analysis is performed.

         Our administrative office is located at 1045 West 13th Avenue, Suite 1, Vancouver, BC, Canada V6H 1N1, (604) 839-0735. Our Nevada office is located at 50 West Liberty Street, Suite 880, Las Vegas, Nevada, 89501. Our fiscal year end is March 31.

                                  The Offering
Securities Offered................  2,500,000 shares of common stock.

Offering Price....................  The shares are offered at $0.05 per share for total gross offering proceeds of
                                    $125,000.00. Investors must purchase a
                                    minimum of 50,000 shares at a price of
                                    $1,250.

Terms Of The Offering.............  There is no minimum offering. Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open for 90 days, or an additional
                                    60 days at the sole discretion of our
                                    management, unless the total proceeds are earlier received or we determine, in our sole discretion to cease selling efforts.

Net Proceeds Our Company..........  $106,969 after payment of offering expenses of $18,031. Net proceeds may be negative if less than the amount necessary to cover the offering expenses is raised.

Use Of Proceeds...................  We will use the proceeds to pay for offering expenses, research and exploration. See
                                    "Use of Proceeds" on page 3.

                                  RISK FACTORS

            There may be no minerals on our property. We must conduct exploration to determine what amount of minerals, if any, exist on our property, and if any minerals which are found can be economically extracted and profitably processed. We do not claim to have any minerals or reserves whatsoever at this time on any of our claims.

         Immediate substantial dilution. This offering will result in immediate substantial dilution for investors herein, which amount represents the difference between the net tangible book value per share of common stock after the offering and the offering price of $.05 per share. See Dilution on page 4 of this prospectus.

            Our company is only recently organized with no operating history which makes an evaluation of us difficult. Our company was recently organized on May 2, 2001 and is a start-up company. We have no operating history and we do not have any business prior to our organization. As of May 31, we had incurred losses of $5,922 and we expect losses to continue. There is nothing at this time on which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

         Because of our lack of funds and past losses, our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.

         We are dependent upon this offering to be able to implement our business plan and our lack of revenues and profits may make obtaining additional capital more difficult. Phase 1 of our exploration program will cost $89,000. If justified, Phase 2 of our exploration program will cost $82,000. If commercially viable mineralization is found, of which there is no assurance, we anticipate that development costs would range between $2,000,000 to $12,000,000, depending upon the type of mineralization, the rate of return, the production rate, and the type of mining and ore processing that is utilized. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event that the proceeds from this offering are not sufficient given the capital-intensive nature of our business, we may need to seek additional financing from commercial lenders or other sources, for which we presently have no commitments or arrangements.

         We must limit our exploration because we are small and do not have much capital. We may not have sufficient funds to properly explore and, if appropriate, develop our mineral claims.

         Investors will be unable to sell their shares if a trading market does not develop. Because there is no public trading market for our common stock, you may not be able to resell your shares. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

         We must sell at least 50% of the securities in this offering to generate proceeds for our business activities. There will be no proceeds available from this offering to fund our business operations unless we sell at least 50% of the securities being offered. If we are unable to sell at least 50% of the of the securities being offered, we will have to find other means with which to finance our operations, such as a private placement of securities or loans. At the present time, we have not made any plans to raise additional money other than this offering and there can be no assurance that we would be able to raise additional money in the future.

         Management will not spend full time on the business of Tari. Our sole employee, shareholder, officer and director is Amy Y.E. Chuang. She will not be employed full time, at least initially, as she is involved with other businesses. She will initially spend only 15 to 20 hours per week managing Tari.

         Management has no experience with mineral exploration. Our sole employee, shareholder, officer and director has no experience with mineral exploration and mining. This could detrimentally impact the ability of Tari to implement its business plan.

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of the 2,500,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $18,031 for legal, accounting, printing and other costs in connection with the offering.


         The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

Percent of total shares offered                       25%                  50%                   75%                 100%
                                                      ($)                  ($)                   ($)                  ($)
                                            -------------         ------------          ------------         ------------
Shares sold                                       625,000            1,250,000             1,875,000            2,500,000
Gross proceeds from offering                       31,250               62,500                93,750              125,000
Less: Offering Expenses                            18,031               18,031                18,031               18,031
Net Offering Proceeds                              13,219               44,469                75,718              106,969
Use of Net Proceeds *
    Lease four patented claims                                          20,000                20,000               20,000
    Claim staking                                                        1,000                 1,000                1,000
    Claim filing fees                                                    1,000                 1,000                1,000
     Mapping                                                             5,000                 5,000                5,000
     Soil and rock sampling                                              2,000                 2,000                2,000
     Bonding for drill program                                           5,000                 5,000                5,000
     Drill site construction                                             3,000                 3,000                3,000
     Drilling                                                                                 35,000               35,000
     Assay drill samples                                                                                            4,000
     Geologist                                                                                                      8,000
     Reclamation                                                                                                    5,000
    Working Capital *                              13,219                7,469                 3,718               17,969

Total Use of Proceeds                              13,219               62,500                93,750              125,000
                                                 ========             ========             =========            =========

* The use of net proceeds describes the expenses that will be incurred in association with Phase I of our business plan. Phase II of the business plan will not be implemented until the success of Phase I is evaluated to determine whether further exploration work is warranted. For this reason, we will retain as working capital any sums not utilized in Phase I until further financing is obtained for Phase II assuming further exploration work is warranted.

         Phase 1 of our exploration program will cost $89,000. If justified, Phase 2 of our exploration program will cost $82,000. If commercially viable mineralization is found, of which there is no assurance, we anticipate that development costs would range between $2,000,000 to $12,000,000, depending upon the type of mineralization, the rate of return, the production rate, and the type of mining and ore processing that is utilized.

         We will not be able to conduct any exploration activities unless approximately 50% of the offering is sold. In addition, unless approximately 50% of the offering is sold, all of our paid in capital will have been utilized to pay the expenses of this offering. Unless approximately 25% of the offering is sold, we may not be able to pay the expenses of the offering. If we are not able to pay our offering expenses we will incur further losses. It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,500,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

         Possible working capital uses include advertising and other ongoing selling, general and administrative expenses to be determined by our executive officers based upon their assessment of our company's needs.

         Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if less than $19,000 is received, the entire amount will be applied toward legal and accounting fees for this offering as well as quarterly and annual reports required under the Securities Exchange Act of 1934.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

         You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

         Dilution is the difference between the public offering price of $0.05 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

         Our net book value prior to the offering, based on the May 31, 2001 financial statements, was $19,078 or approximately $0.008 per common share. Prior to selling any shares in this offering, we had 2,500,000 shares of common stock outstanding, which were purchased by the founding shareholder for $25,000. We are now offering up to 2,500,000 shares at $0.05 per share. If all shares offered herein are sold, we will have 5,000,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value, will be $126,047 or approximately $0.025 per share. This would result in dilution to investors in this offering of $0.025 per share, or approximately 50% from the public offering price of $0.05 per share. Net tangible book value per share would increase $0.018 per share for our current shareholder.

Dilution Table

         The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

Dilution Table

                                                                Percent of Offering Sold
                                            ----------------------------------------------------------------
                                                    25%               50%               75%             100%
                                                625,000         1,250,000         1,875,000        2,500,000
                                            shares sold       shares sold       shares sold      shares sold
                                            -----------       -----------       -----------      -----------
Public offering price/share                       $0.05             $0.05             $0.05            $0.05
NTBV/share prior to offering                     $0.008            $0.008            $0.008           $0.008
Net proceeds to Tari*                            13,219            44,469            75,718          106,969
Total shares outstanding                      3,125,000         3,750,000         4,375,000        5,000,000
Increase attributable to new                     $0.002            $0.009            $0.014           $0.017
shareholders
Post offering pro forma NTBV/share               $0.010            $0.017            $0.022           $0.025

Comparative Data

         The following table sets forth with respect to existing shareholder and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

COMPARATIVE DATA

                                                 Shares Purchased                             Total Consideration
                                       ------------------------------     ---------------------------------------------------
                                                                                                                Average Price
                                        Number             Percent            Amount            Percent           Per Share
                                    --------------      -------------     -------------      -------------      -------------
Existing shareholder                       2,500,000                50%           $25,000                50%             $0.001
Amy Y.E. Chuang
New investors*                             2,500,000                50%          $125,000                50%              $0.05
                                           ---------                --           --------                --               -----
Total                                      2,500,000               100%          $145,000               100%             $0.029
                                           =========               ===           ========               ===              ======

------------
* It is possible we may not sell any of the shares, in which case the proceeds to Tari will be $0.

                              PLAN OF DISTRIBUTION

General

         The following discussion addresses the material terms of the plan of distribution.

         We are offering up to 2,500,000 shares of our common stock at a price of $0.05 per share to be sold by Ms. Chuang, our principal executive officer and director. This will be the only method of distribution. Tari does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares. The offering will not be sold to officers, directors or affiliates of Tari. The minimum purchase is 50,000 shares at $.05 per share or $1,250.00.

         Our president, Ms. Chuang, who is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Ms. Chuang is deemed not to be a broker for the following reasons:

         *She is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.

         *She will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         *She is not an associated person of a broker or dealers at the time of her participation in the sale of our securities.

         *She will restrict his participation to the following activities:

                  A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser;

                  B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  C. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

         The offering will remain open for a period until 90 days or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

Market for Common Equity and Related Stockholder Matters

         There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as market makers for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

         Upon completion of this offering, we will have 5,000,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,500,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933.

         The remaining 2,500,000 of common stock held by the existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. Of these shares, 2,500,000 will become eligible for sale on May 2, 2002 subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one- and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

         There is presently no agreement by any holder, including our "affiliates," of "restricted" shares not to sell their shares.

No Escrow Of Proceeds

         There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

         None of these forward-looking statements refer to exploration, development, production or other anticipated mining activity.

                                LEGAL PROCEEDINGS

         We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers And Directors

         The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

NAME OF DIRECTOR        AGE           TERM SERVED         POSITIONS WITH COMPANY
------------------      ----        ---------------       ----------------------
Amy Y.E. Chuang          34         Since inception       President, Secretary-
                                    on May 2, 2001        Treasurer & Director

         Ms. Chuang will serve as management of our company. A brief description of her background and business experience is as follows:

         Ms. Chuang has been the President, Secretary-Treasurer and Director since our company's inception on May 2, 2001. Ms. Chuang was employed as the president of Tokyo-Do Enterprises, Inc. in Vancouver, British Columbia, a gift and souvenier shop from July 1990 until March 1998. Between March 1998 and January 1999 Ms. Chuang managed the Hotel Keum in Taiwan, a family owned business. She is currently also employed as the president Of Someo International, a business consulting company for restaurants, also located in Vancouver, British Columbia, a position she has held since January 1999. Ms. Chuang is expected to hold her position with our company until the next annual meeting of shareholders and devote approximately 15 to 20 hours per week to Tari.

Executive Compensation

         Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended March 31, 2001, by Ms. Chuang, our sole executive officer.


                           Summary Compensation Table
                          Long-Term Compensation Awards


NAME AND PRINCIPAL        COMPENSATION-2000          ($)NUMBER OF SHARES
POSITION                 SALARY      ($)BONUS       UNDERLYING OPTIONS (#)
------------------       ------      --------       ----------------------
Amy Y.E. Chuang          None         None          None
President

         We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:

                       TITLE              AMOUNT AND NATURE OF        PERCENT        % AFTER
NAME AND ADDRESS      OF CLASS            BENEFICIAL OWNERSHIP        OF CLASS       OFFERING
----------------      --------            --------------------        --------       --------
Amy Y.E. Chuang        Common              2,500,000 shares             100%           50%
5277 Marine
Drive, West
Vancouver, B.C.
V7W 2P5

All officers &         Common              2,500,000 shares              100%          50%
directors as
a group (1 person)

         Prior to the sale of any shares in this offering, Ms. Chuang was the only shareholder of Tari.

                            DESCRIPTION OF SECURITIES

         The 2,500,000 shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock. There is currently no trading market for our stock.

Common Stock

         Tari is presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

         Tari has reserved from its authorized but un-issued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable upon subscription of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

Preferred Stock

         Tari is also presently authorized to issue 10,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

         We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

         We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

         We intend to use Nevada Agency And Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89501 as our transfer agent and registrar for the common stock upon completion of the offering.

Penny Stock Regulation

         Our shares will probably be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation contain provisions permitted under the Nevada Corporations Code relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Nevada. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

         Following the close of this offering, we will be subject to the State of Nevada's business combination statute. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and, accordingly, may discourage attempts to acquire us.

         As permitted by Nevada law under Nevada Revised Statutes 78.037, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

         In connection with the organization of Tari, Amy Y.E. Chuang, the founding shareholder, President, Secretary-Treasurer and Director of our company, has paid $25,000.00 cash to purchase 2,500,000 shares of common stock on May 2, 2001.

         Tari presently has no office facilities but for the time being will use as its business address the office of Ms. Chuang on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

         We have no formal written employment agreement or other contracts with our officer, and there is no assurance that the services to be provided by them, and facilities to be provided by Ms. Chuang, will be available for any specific length of time in the future. Ms. Chuang anticipates initially devoting up to approximately 15 to 20 hours per week of her time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Ms. Chuang is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.

                                    BUSINESS

History And Organization

         Tari, Inc. (the "Company") was recently incorporated under the laws of the state of Nevada on May 2, 2001. We have not commenced business operations and we are considered a pre-exploration stage enterprise. To date, our activities have been limited to organizational matters, obtaining a mining engineer's report and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our company, the founding shareholder of our company contributed an aggregate of $25,000 cash in exchange for 2,500,000 shares of common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds there from, of which there is no assurance, for the ability to commence our proposed business operations.

Proposed Business

     On May 15, 2001, we acquired a 20 year mining lease from Kim Drossulis, the owner of two un-patented lode mineral claims, sometimes referred to as the "SP Project," located approximately 20 miles southeast of Reno, Nevada and about 1.5 miles from Virginia City, Nevada. Mr. Drossulis was referred to Tari by Trevor Isfeld, a business associate of Amy Chuang. Mr. Isfeld has been involved in several gold mining ventures. An un-patented claim is one in which more assessment work is necessary before all mineral rights can be claimed. We are presently in the pre-exploration stage and there is no assurance that a commercially viable precious mineral deposit exists in our property until appropriate geological exploration is done and a final comprehensive evaluation concludes that there is economic and legal feasibility to conduct mining operations.

         The exploration program proposed by Tari is designed to determine whether mining operations would be economically feasible. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations. Some of the factors that would be used by to determine whether to proceed with mining operations would be the data generated by our proposed exploration program. This data will be evaluated to confirm that a mineral deposit is sufficiently defined on three or more sides. Another factor would be investigation into whether a buyer or a market exists for the minerals and the prevailing market price for the minerals.

         A lease for the claims was executed by us with Mr. Drossulis who is our landlord. Under the terms of the lease, Tari may extend the initial term of 20 years for one additional period of 20 years provided that all conditions of the lease have previously been met. Tari has the exclusive possession of the property for mining purposes during the term of the lease.

          Under the terms of the lease, Tari must pay an annual royalty as follows, of which the first payment of $5,000 has already been made:

                 Anniversary Date                           Amount
                 ----------------                           ------
                 May 15, 2002                             $10,000.00
                 May 15, 2003                             $15,000.00
                 May 15, 2004                             $20,000.00
                 May 15, 2005                             $25,000.00
                 May 15, 2006 and thereafter              $50,000.00

         If Tari fails to meet the above lease payments, the lease may be terminated if the landlord gives written notice of such default. After receipt of default, Tari has 15 days to cure the default. In addition, the lease may be terminated if Tari fails to make federal, state, and county maintenance payments or filing fees at least 15 days prior to due date. In that event, the landlord must notify Tari of a possible default. After 10 days, if the default is not cured the landlord may initiate payment on the claims. Tari will be able to cure this default by reimbursing all federal, state and county payments made by the landlord plus a 20% penalty within 30 days.

         Under applicable federal, state, and county laws and regulations, annual mining claim maintenance or rental fees are required to be paid by Tari for the un-patented mining claims which constitute all or part of the leased property, beginning with the annual assessment work period of September 1, 2002 to September 1, 2003. Tari must timely and properly pay the federal, state, and county annual mining claim maintenance or rental fees, and must execute and record or file, as applicable, proof of payment of the federal, state, and county annual mining claim maintenance or rental fees and the landlord's intention to hold the un-patented mining claims. If Tari does not terminate the agreement before June 1 of any subsequent lease year, Tari will be obligated either to pay the federal, state, and local annual mining claim maintenance or rental fees for the property due that year or to reimburse the landlord.

         Tari also has the right to buy out the landlord's interest in exchange for a payment of $5,000,000 from which royalty payments made up to the time of the buyout may be deducted. If a buyout occurs, Tari must also pay the landlord a perpetual 4% royalty on all minerals recovered from the property.

         The lease may be terminated at any time by Tari provided that we give written notice 30 days prior to relinquishing the leased property. In the event Tari desires to terminate the agreement after June 1 of any year, we are responsible for all federal, state, and county maintenance and filing fees for the next assessment year regarding the leased property. In addition, we must deliver to the landlord in reproducible form all data generated or obtained for the leased property, whether factual or interpretive. Finally, we must quitclaim to the landlord all claims located or acquired by us.

         Our business activities to date have been restricted to obtaining a report from our mining engineer, Edward P. Jucevic, and preparing this offering. Mr. Jucevic's report details the geological and mining history of the claims leased by Tari, including the land status, climate, geology and mineralization. Mr. Jucevic has not performed any actual exploration on the property for us. Instead, Mr. Jucevic has reviewed the available literature on our claims and the surrounding areas.

         Mr. Jucevic has concluded that based upon previous exploration activity in the area, sufficient evidence exists to warrant further exploration on the leased property which could then lead to actual mining operations. Tari has leased two "SP" un-patented lode mining claims, SP #1 and SP #2, comprising approximately 30 acres. These claims are recorded in the Storey County recorder's office and with the United States Bureau of Land Management (BLM). The BLM serial numbers are NMC # 823682, 823683 with title held by Mr. Kim Drossulis, our lessor. The land on which the claims are located belongs to the United States Forest Service. All requisite federal and state fees and filings have been paid and are current.

         The SP claims are located within a cluster of patented mining claims of third party ownership. As part of our exploration program, Mr. Jucevic has recommended that four neighboring patented claims be leased by us. We estimate the cost of leasing these claims to be $5,000 each for one year for a total of $20,000.

         The property leased by Tari covers lands credited with sporadic gold production dating to the late 1850's. There is no recorded production and little published information on our claims. In 1981, however, Houston International Mining Corporation did investigate the ground covered by our claims. This investigation revealed gold mineralization over a 25 foot interval at a depth of 45 to 70 feet. Mr. Jucevic believes this would justify a direct target for drilling. This target area has never been followed up since the work performed in 1981. In addition, Mr. Jucevic believes that other claims in the vicinity of our claims have geologically significant features that trend in the direction of our claims to an extent such as to justify further exploration. Consequently, he has concluded that there is a reasonable potential that additional exploration and drilling will outline important mineral reserves.

         A two phase exploration and drilling program has been proposed. Phase 1, including a recommendation to lease four neighboring patented claims and perform drilling and assaying, with estimated costs of $89,000, followed by a Phase 2 with estimated costs of $82,000. The purpose of this offering is to finance the implementation of Phase I. Phase 2 would involve more extensive drilling and assaying. If commercially viable mineralization is found, of which there is no assurance, we anticipate that development costs would range between $2,000,000 to $12,000,000, depending upon the type of mineralization, the rate of return, the production rate, and the type of mining and ore processing that is utilized.

         Mr. Jucivec is a mining engineer with offices at 1100 15th St., No. 95C, Sparks, NV 89431. He graduated from the Colorado School of Mines with an Engineer of Mines Degree in 1961, and graduated from the University of Nevada, Reno, Mackay School of Mines with a Masters Degree in Metallurgical Engineering in 1970. He is a Registered Professional Mining Engineer. Registration Number:
2995-Nevada: Registration Number 13691-Arizona and licensed to work throughout the United States. He has been practicing the profession since graduating from the Colorado School of Mines. In addition, Mr. Jucivec is a member of the Society for Mining, Metallurgy, and Exploration Engineers and the Geological Society of Nevada. Mr. Jucivec has no direct or indirect interest in the SP property and will not be given any an interest in Tari's mining claims or securities. Mr. Jucivec's report, dated May 9, 2001, is based on his examination of published and unpublished reports, maps, cross-sections, geochemical data and drill data.

Location and Access

         The SP claims are located in Storey County, Nevada approximately 20 miles southeast of Reno and 1.5 miles northeast of Virginia City, Nevada. Access can be had to our claims from Reno, Nevada by following state Highway 341 to Virginia City, then traveling approximately 1.75 miles east along Six Mile Canyon Road to the Seven Mile Canyon dirt road. The claims lie approximately one mile to the north on the eastern side of Seven Mile Canyon Road.

Claim Status

         Tari has obtained a mining lease on two valid un-patented lode mining claims on file with the United States Bureau of Land Management (BLM) records in Reno, Nevada in the name of Kim Drussolis. The claims are filed with the BLM as follows:

CLAIM NAME                          BLM SERIAL NUMBER
----------                          -----------------
SP-1                                NMC 823682
SP-2                                NMC 823683

         The leased property is comprised of approximately 30 acres. Rental fees assessed by the BLM are $200.00 annually and intent to hold fees assessed by the State of Nevada are $11.00. These fees have been paid through August 31, 2002. The surrounding land is owned by the United States Forest Service and is open for staking. Mr. Jucevic recommends that at least 3 additional patented claims be leased owing to a cluster of claims within a probable mineralized area that includes our claims.

Climate And Local Resources

         The claims leased by Tari are located at elevations ranging from 5900 to 7950 feet in gently rolling hills covered with sagebrush and Pinion pines. The climate is temperate with moderate snow cover from December to March. Groundwater is plentiful. Power lines are located near the property. The closest population center is Virginia City, Nevada, located about 1.5 miles to the northeast.

Our Proposed Exploration Program

         We must conduct exploration to determine what amount of minerals, if any, exist on our leasehold, and if any minerals which are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate our claims.

         We do not claim to have any minerals or reserves whatsoever at this time on any of our claims. We intend to implement an exploration program and to proceed in the following two phases:

         Phase I will cost $89,000.00. Under Phase I, we intend to lease four patented claims in the area in addition to our claims. Leasing these patented claims consolidates the area of our claims in the event and allows for us to expand our potential development beyond the boundaries of the claims currently leased by us. In addition, fractional unclaimed land between the these patented claims and our claims will be staked as the first step in the technical evaluation. Then, the existing geological mapping base will be expanded along with rock and soil sampling. Five drill holes are then proposed to test depth extensions of a 100 foot air track hole drilled in 1981. This would include one hole drilled as a twin to the hole drilled in 1981 and the other four as 100' or 200' stepouts in a star pattern around the center hole. Two additional holes are proposed based on data generated from the geologic mapping and rock and soil sampling.

Work Program Recommended                                                    Cost
------------------------                                                    ----
PHASE I
Lease four patented claims                                                 $20,000
Claim Staking                                                                1,000.
Claim Filing Fees                                                            1,000.
Geological Mapping + Map compilation                                         5,000.
Soil and Rock Sampling                                                       2,000.
Bonding for Drill Program                                                    5,000.
Drill Site Construction                                                      3,000.
Drilling (reverse circulation; 7 holes , 500' ea. @ $10/ft)                 35,000.
Assay Drill Samples (350 @ ~$12 ea)                                          4,000
Wages, Per Diem, Vehicle - Drill Geologist                                   8,000.
Reclamation                                                                  5,000.
                                                                           --------
                                                                           $89,000.

         Upon completion of Phase I, we will determine whether to proceed to Phase II. Justification for continuing into a Phase II program on our property is largely dependent upon drill results from the seven proposed holes planned during Phase 1. Leasing adjacent patented claims is important, but failure to do so would not stop the exploration program from continuing to Phase II. If one or more of the proposed holes drilled in Phase I returns a find of mineralization similar in grade and in thickness as previously discovered in the 1981 hole, a Phase 2 program would be considered. Gold assays of 0.012 ounces per ton would be sufficient to justify proceeding to Phase II. This phase would consist of drilling an additional 10 holes to a depth of 500 feet each and thereafter collect and analyze assays. The cost of Phase II would be approximately $82,000.

Competitive Factors

     The mineral industry is fragmented. We compete with other exploration companies looking for a variety of mineral reserves. We may be one of the smallest exploration companies in existence. Although we will be competing with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available markets exist in North America and around the world for the sale of minerals. Therefore, we intend to develop mining claims to the production point in which major mining production companies would seriously consider pursuing the property as a valuable and significant acquisition.

Regulations

         We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

         The initial drill program outlined in Phase I will be conducted on B.L.M. lands. The BLM will require the submittal of a plan of operation which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. The amount of the bonding would be based upon an estimate by the BLM related to the cost of reclamation if done by an independent contractor. It is estimated the bonding requirement would be $5000.00. The water permit and fee is included in the reclamation cost which is estimated to be $1000.00.

         We would be subjected to the B.L.M. rules and regulations governing exploration on federal lands including a draft environmental impact statement or EIS, public hearings and a final EIS. The final EIS would address county and state needs and requirements and would cover issues and permit requirements concerning: air quality, heritage resources (potentially valuable cultural artifacts that are more than 50 years old such as cabins that may be located on the property), geology, energy, noise, soils, surface and ground water, wetlands, use of hazardous chemicals, vegetation, wildlife, recreation, land use, socioeconomic impact, scenic resources, health and welfare, transportation and reclamation. Bonding requirements for mining are developed from the final EIS.

         We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations. Tari anticipates that it will be required to post bonds in the event the expanded work programs involve extensive surface disturbance.

Employees

         Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Tari will consider hiring technical consultants as funds from this offering and additional offerings or revenues from operations in the future permit. At present, our only employee is Ms. Chuang.

Employees and Employment Agreements

         At present, we have no employees, other than Ms. Chuang, our president and sole director who has received no compensation for her services. Ms. Chuang does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

         We are a start-up, pre-exploration stage company and have not yet generated or realized any revenues from our business operations.

         Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

         To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

         We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

         There is no historical financial information about our company upon which to base an evaluation of our performance. We are pre-exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

         To become profitable and competitive, we conduct research and exploration of our properties. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

         We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on May 2, 2001

         We just recently acquired our first interest in lode mineral claims. At this time we have not yet commenced the research and/or pre-exploration stage of our mining operations on that property. We have paid $5,000 for a mining lease. As of May 31, 2001 we have experienced operating losses of $5,922.

Plan of Operations

         Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on May 2, 2001 to May 31, 2001 was $25,000 as a result of proceeds received from our president and sole director. Our business activities to date have been restricted to obtaining a mining engineer's report and preparing this offering.

         Tari's plan of operations for the next twelve months is to undertake Phase I of the drilling and exploration program. We can commence Phase I assuming at least 50% of the offering is sold. However, the total cost of Phase I is estimated to be $89,000.00 and therefore can not be completed unless approximately 85% the offering is sold. We have no plan to engage in any alternative business if Tari ceases or suspends operations as a result of not having enough money to complete any phase of the exploration program.

         Phase I will involve leasing of neighboring patented claims at an estimated cost of $20,000. Filing and claim staking fees are anticipated to be $2,000. We will then initiate drilling for soil sample areas of potential interest including 7 holes 500 feet deep in the suspected areas that indicate the presence of ore. Costs associated with this activity will include $5,000 for geological mapping, $2,000 for soil and rock sampling, $5,000 for bonding the drilling program, $3,000 for drill site construction, $35,000 for drilling, $4,000 for assaying drill samples, $8,000 for a geologist and $5,000 for reclamation. The total cost of Phase I is estimated to be $89,000 and will take approximately two months to complete.

         Upon completion of Phase I, we will determine whether to proceed to Phase II. The discovery of mineralization during the Phase I program consistent with discoveries made on our claims in 1981 will be sufficient justification to proceed to Phase II. Phase II is designed to further identify areas of mineralization on our claims. In addition, we will may make investigations into whether a buyer or a market exists for our mineral products and analyze whether the minerals can be extracted by us for a profit.

         This offering will only be adequate to finance Phase I. Assuming we decide to proceed with Phase II, we will be required to obtain additional financing. Phase II will consist of more extensive drilling of 10 holes averaging 500 fee deep to determine the extent, depth and dip of ore discovered in Phase I. We anticipate incurring costs of $3,000 for drill site construction, $50,000 for drilling, $12,000 for assays, $12,000 for a geologist and $5,000 for reclamation in Phase II. It is anticipated that Phase II will cost approximately $82,000 and take approximately two months to complete.

Liquidity and Capital Resources

         As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, Ms. Chuang has paid $25,000 in cash in exchange for 5,000,000 shares of common stock. This money has been utilized for organizational and start-up costs and as operating capital. As of May 31, 2001 we had sustained operating losses of $5,922.00.

         We will be required to sell at least 50% of this offering before commencing Phase I of our planned exploration program. In addition, unless approximately 85% of the offering is sold, we will not be able to complete Phase
I. Assuming sufficient funds are raised in this offering to complete Phase I, we will be able evaluate within the next 12 months whether to proceed with Phase
II. Should we decide to proceed with Phase II, we will be required to raise an additional $89,000.00.

         According to the terms or our mining lease, we are obligated by May 15, 2002 to pay a minimum royalty of $10,000. We will be required to renegotiate the terms of the mineral lease in the event we are unable to raise sufficient funds in time to meet this obligation.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS

         The financial statements of Tari, Inc. for the period from inception on May 2, 2001 through May 31, 2001 included in this prospectus have been examined Amisano Hanson, Suite 604-750 West Pender Street, Vancouver, Canada V6C 2T7, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Tari and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

         As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Pacific Regional Office 5670 Wilshire Boulevard, 11th Floor Los Angeles, CA 90036-3648. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

         Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Tari Ventures, Inc. 207-1425 Marine Drive, West Vancouver, B.C., V7T 1B9

                                   TARI, INC.
                        [A Pre-Exploration Stage Company]

                              FINANCIAL STATEMENTS


                                    CONTENTS

                                                                        Page
                                                                        ----
Independent Auditors' Report                                            F-1

Balance Sheet, May 31, 2001                                             F-2

Statement of Operations, for the period from inception                  F-3
on May 1, 2001 through May 31, 2001

Statement of Cash Flows, for the period from inception                  F-4
May 1, 2001 through May 31, 2001

Statement of Stockholders' Equity, from inception                       F-5
on May 1, 2001 through May 31, 2001

Notes to Financial Statements                                           F-6-9

Balance Sheet, December 31, 2001                                        F-10

Statement of Operations, for the period from inception                  F-11
on May 31, 2001 through December 31, 2001

Statement of Cash Flows, for the period from inception                  F-12
May 31, 2001 through December 31, 2001

Statement of Stockholders' Equity, from inception                       F-13
on May 31, 2001 through December 31, 2001

Notes to Financial Statements                                           F-14-15

                         [LETTERHEAD OF AMISANO HANSON]

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Tari Inc.

We have audited the accompanying balance sheet of Tari Inc. (A Pre-Exploration Stage Company) as at May 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period May 2, 2001 (Date of Incorporation) to May 31, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Tari Inc. as of May 31, 2001 and the results of its operations and its cash flows for the period from May 2, 2001 (Date of Incorporation) to May 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company is in the exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                          AMISANO HANSON
Vancouver, Canada                                         Chartered Accountants
June 11, 2001,except as to Note 9,
which is as of June 12, 2001

                                    TARI INC.
                        (A Pre-Exploration Stage Company)
                                  BALANCE SHEET
                                  May 31, 2001
                             (Stated in US Dollars)

                                                                         2000
                                                                         ----
                                     ASSETS
Current
   Cash                                                                $ 3,078
   Subscriptions receivable - Note 9                                     5,000
   Prepaid expenses - Note 3                                            11,000
                                                                       -------
                                                                       $19,078
                                                                       =======


                              STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value
     10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
    100,000,000 shares authorized
      2,000,000 shares issued                                           20,000
        500,000 shares subscribed - Note 9                               5,000
Deficit accumulated during the exploration stage                        (5,922)
                                                                       -------
                                                                        19,078
                                                                       -------
                                                                       $19,078
                                                                       =======

Nature and Continuance of Operations - Note 1
Subsequent Event - Note 9


                             SEE ACCOMPANYING NOTES

                                    TARI INC.
                        (A Pre-Exploration Stage Company)
                             STATEMENT OF OPERATIONS
       for the period May 2, 2001 (Date of Incorporation) to May 31, 2001
                             (Stated in US Dollars)


                                                             May 2, 2001
                                                               (Date of
                                                           Incorporation) to
                                                             May 31, 2001
                                                           -----------------
Expenses
   Bank charges                                               $    22
   Incorporation costs                                            900
   Mineral lease advance royalty - Note 4                       5,000
                                                              -------
                                                                5,922
                                                              -------
Net loss for the period                                       $ 5,922

Loss per share                                                $  0.10
                                                              =======
Weighted average number of shares outstanding                  61,644
                                                              =======


                             SEE ACCOMPANYING NOTES

                                    TARI INC.
                        (A Pre-Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
       for the period May 2, 2001 (Date of Incorporation) to May 31, 2001
                             (Stated in US Dollars)

                                                                May 2, 2001
                                                                  (Date of
                                                             Incorporation) to
                                                                May 31, 2001
                                                             -----------------
Cash Flows from Operating Activities
   Net loss for the period                                    $   (5,922)

   Change in non-cash working capital balance
    related to operations
     Prepaid expenses                                            (11,000)
                                                              ----------
                                                                 (16,922)
                                                              ----------
Cash Flows from Financing Activity
   Capital stock subscribed                                       20,000
                                                              ----------
Increase in cash during the period                                 3,078

Cash, beginning of the period                                          -
                                                              ----------
Cash, end of the period                                       $    3,078
                                                              ==========

Non-Cash Transaction - Note 8


                             SEE ACCOMPANYING NOTES

                                    TARI INC.
                        (A Pre-Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
       for the period May 2, 2001 (Date of Incorporation) to May 31, 2001
                             (Stated in US Dollars)

                                                                                         Deficit
                                                                                       Accumulated
                                             Common Shares            Additional       During the
                                             -------------              Paid-in        Exploration
                                            #          Par Value        Capital           Stage           Total
                                           ---         ---------        -------           -----           -----
Capital stock issued
 pursuant to an offering
 memorandum for cash
                      - at $0.01          2,000,000     $2,000         $18,000           $    -           $20,000
Capital stock subscribed
 pursuant to an offering
 memorandum for cash
                      - at $0.01            500,000        500           4,500                -             5,000

Net loss for the period                           -          -               -           (5,922)           (5,922)
                                          ---------     ------         -------          -------           -------
Balance, as at
 May 31, 2001                             2,500,000     $2,500         $22,500          $(5,922)          $19,078
                                          =========     ======         =======          =======           =======


                             SEE ACCOMPANYING NOTES

                                    TARI INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
       for the period May 2, 2001 (Date of Incorporation) to May 31, 2001
                             (STATED IN US DOLLARS)


Note 1        NATURE AND CONTINUANCE OF OPERATIONS

              The company is in the pre-exploration stage. The company has entered into a lease agreement to explore and mine a pre-exploration property located in the State of Nevada, United States of America and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the company's interest in the underlying property, the ability of the company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $5,922 since inception. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The company was incorporated in Nevada on May 2, 2001. The Company's fiscal year end is March 31.

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              PRE-EXPLORATION STAGE COMPANY

              The Company complies with Financial Accounting Standard Board Statement No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.

              MINERAL LEASE

              Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Tari Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period May 2, 2001 (Date of Incorporation) to May 31, 2001 (STATED IN US DOLLARS) - Page 2


Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

              INCOME TAXES

              The company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes".

              BASIC LOSS PER SHARE

              The company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

              FAIR VALUE OF FINANCIAL INSTRUMENT

              The carrying value of cash and subscriptions receivable approximates fair value because of the short maturity of these instruments.

Note 3        PREPAID EXPENSES

              Prepaid expenses consist of unused retainers paid in respect to legal expenses ($5,000), consulting and management services ($5,000) and audit fees ($1,000). These expenses are expected to be consumed prior to December 31, 2001 and accordingly will be recorded as expenses at that time.

Note 4        MINERAL LEASE

              By a lease agreement effective May 15, 2001 the company was granted the exclusive right to explore and mine the SF the property located in Storey County of the State of Nevada for the following minimum advance royalty payments and performance commitment:

              Minimum Advance Royalty Payments:

              The owner shall be paid a royalty of 4% of the net smelter returns from all production. In respect to this royalty, the company is required to pay minimum advance royalty payments of the following:

              -      $5,000 upon execution (paid)
              -      $10,000 on May 15, 2002
              -      $15,000 on May 15, 2003
              -      $20,000 on May 15, 2004
              -      $25,000 on May 15, 2005
              -      $50,000 on May 15, 2006 and thereafter

Tari Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period May 2, 2001 (Date of Incorporation) to May 31, 2001 (STATED IN US DOLLARS) - Page 3


Note 4        MINERAL LEASE - (cont'd)

              Performance Commitment:

              The company is required to pay all federal and state mining claim maintenance fees for any year in which this agreement is maintained in good standing after June 1. The company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the company's activities on the property.

              The term of this lease is for 20 years, renewable for an additional 20 years so long as the conditions of the lease are met. The lease can be bought out for $5,000,000, from which advance royalty payments paid may be subtracted from the buy out price. The company will pay the lessor a 0.5% royalty on net smelter returns thereafter.

Note 5        DEFERRED TAX ASSETS

              The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              The following table summarizes the significant components of the company's deferred tax assets:

                                                                   Total
                                                                   -----
             Deferred Tax Assets
               Non-capital loss carryforward                    $     5,922
                                                                ===========
             Gross deferred tax assets                          $     2,961
             Valuation allowance for deferred tax asset              (2,961)
                                                                -----------
                                                                $         -
                                                                ===========


              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Tari Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period May 2, 2001 (Date of Incorporation) to May 31, 2001 (STATED IN US DOLLARS) - Page 4


Note 6        INCOME TAXES

              No provision for income taxes has been provided in these financial statements due to the net loss. At May 31, 2001 the company has net operating loss carryforwards, which expire commencing in 2021, totalling approximately $5,922, the benefit of which has not been recorded in the financial statements.

Note 7        NEW ACCOUNTING STANDARD

              In June 1998, the Financial Accounting Standards board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardized the accounting for derivative instruments. SFAS is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Adopting this standard will not have a significant impact on the company's financial positions, results of operations or cash flows.

Note 8        NON-CASH TRANSACTION

              Investing and financing activities that do not have a direct impact on current cash flows are excluded from the cash flow statement. The company received a subscription from the sole director of the company for 2,500,000 common shares at $0.01 and was paid $20,000, both prior to May 31, 2001. The outstanding balance of $5,000 was recorded as a receivable at May 31, 2001, and was excluded from the statement of cash flows as a non-cash transaction.

Note 9        SUBSEQUENT EVENT

              On June 5 and 12, 2001 the company received proceeds totalling $5,000 in respect to subscriptions receivable outstanding at May 31, 2001 for 500,000 common shares at $0.01 per share.

                                    TARI INC.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                                December 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                     ASSETS
                                                                     2001
                                                                   --------
Current
   Cash                                                            $     31
                                                                   ========

                                   LIABILITIES
Current
   Accounts payable                                                $ 13,101
   Due to related party                                                 330
                                                                   --------
                                                                     13,431
                                                                   --------

                            STOCKHOLDERS' DEFICIENCY

Preferred stock, $0.001 par value
     10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
    100,000,000 shares authorized
      2,500,000 shares issued                                         2,500
Paid in capital                                                      22,500
Deficit accumulated during the pre-exploration stage                (38,400)
                                                                   --------
                                                                    (13,400)
                                                                   --------
                                                                   $     31
                                                                   ========


Commitments - Note 2


                             SEE ACCOMPANYING NOTES

                                    TARI INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
                  for the three months ended December 31, 2001
            and for the period May 2, 2001 (Date of Incorporation) to
                                December 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                           May 2, 2001
                                                      Three months           (Date of
                                                         ended          Incorporation) to
                                                      December 31,         December 31,
                                                          2001                 2001
                                                          ----                 ----
Expenses
   Audit and accounting fees                        $    3,833            $    5,307
   Bank charges                                             47                   125
   Consulting fees                                       1,000                 5,000
   Incorporation costs                                       -                   900
   Legal                                                 1,545                21,601
   Office expenses                                         200                   267
   Mineral lease advance royalty                             -                 5,200
                                                    ----------            ----------
Net loss for the period                             $    6,625            $   38,400
                                                    ----------            ----------
Loss per share                                      $     0.01            $     0.01
                                                    ==========            ==========
Weighted average number of shares outstanding        2,500,000             2,284,836
                                                    ==========            ==========


                             SEE ACCOMPANYING NOTES

                                    TARI INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
                  for the three months ended December 31, 2001
            and for the period May 2, 2001 (Date of Incorporation) to
                                December 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                                         May 2, 2001
                                                                    Three months           (Date of
                                                                       ended          Incorporation) to
                                                                    December 31,         December 31,
                                                                        2001                 2001
                                                                        ----                 ----
Cash Flows from Operating Activities
   Net loss for the period                                          $ (6,625)            $ (38,400)

   Change in non-cash working capital balances
    related to operations
     Prepaid expenses                                                  1,000                     -
     Accounts payable                                                  3,046                13,101
     Due to related party                                                100                   330
                                                                    --------             ---------
                                                                      (2,479)              (24,969)
                                                                    --------             ---------
Cash Flows from Financing Activity
   Capital stock issued                                                    -                25,000
                                                                    --------             ---------
Increase (decrease) in cash during the period                         (2,479)                   31

Cash, beginning of the period                                          2,510                     -
                                                                    --------             ---------
Cash, end of the period                                             $     31             $      31
                                                                    ========             =========

Supplemental disclosure of cash flow information Cash paid for:
     Interest                                                       $      -             $       -
                                                                    ========             =========
     Income taxes                                                   $      -             $       -
                                                                    ========             =========

                             SEE ACCOMPANYING NOTES

                                    TARI INC.
                        (A Pre-exploration Stage Company)
                    STATEMENT OF STOCKHOLDERS' DEFICIENCY for
           the period May 2, 2001 (Date of Incorporation) to December
                                    31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)



                                                                                         Deficit
                                                                                       Accumulated
                                             Common Shares            Additional        During the
                                             -------------              Paid-in      Pre-exploration
                                          Number       Par Value        Capital           Stage             Total
                                          ------       ---------        -------           -----             -----
Capital stock issued
   For cash - at $0.01                  2,500,000      $   2,500        $22,500        $      -           $ 25,000

Net loss for the period                         -              -              -         (38,400)           (38,400)
                                        ---------      ---------        -------        --------           --------
Balance, as at
 December 31, 2001                      2,500,000      $   2,500        $22,500        $(38,400)          $(13,400)
                                        =========      =========        =======        ========           ========


                             SEE ACCOMPANYING NOTES

                                   Tari Inc.
                       (A Pre-exploration Stage Company)
                       Notes to the Financial Statements
    for the period May 2, 2001 (Date of Incorporation) to December 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


Note 1        INTERIM REPORTING

              The company has determined that its fiscal year end will be March
              31. The company was incorporated May 2, 2001 and accordingly there are no comparative financial statements. While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the company's most recent audited statements which were for the period ended May 31, 2001.

Note 2        COMMITMENTS

              (a) INITIAL PUBLIC OFFERING

                  The company has filed a SB-2 registration statement, which includes an initial public offering of 2,500,000 common shares at $0.05 per share. This offering is subject to regulatory approval. This offering will remain open for up to 150 days from the effective date of this offering.

              (b) MINERAL LEASE

                  By a lease agreement effective May 15, 2001 the company was granted the exclusive right to explore and mine the SF resource property located in Storey County of the State of Nevada for the following minimum advance royalty payments and performance commitment:

                  Minimum Advance Royalty Payments:

                  The owner shall be paid a royalty of 4% of the net smelter returns from all production. In respect to this royalty, the company is required to pay minimum advance royalty payments of the following:

                  -  $5,000 upon execution (paid)
                  -  $10,000 on May 15, 2002
                  -  $15,000 on May 15, 2003
                  -  $20,000 on May 15, 2004
                  -  $25,000 on May 15, 2005
                  -  $50,000 on May 15, 2006 and thereafter

Tari Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period May 2, 2001 (Date of Incorporation) to December 31, 2001 (Stated in US Dollars)
(UNAUDITED) - Page 2


Note 2        MINERAL LEASE

              (b) MINERAL LEASE

                  Performance Commitment:

                  The company is required to pay all federal and state mining claim maintenance fees for any year in which this agreement is maintained in good standing after September 1. The company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the company's activities on the property.

                  The term of this lease is for 20 years, renewable for an additional 20 years so long as the conditions of the lease are met. The lease can be bought out for $5,000,000, from which advance royalty payments paid may be subtracted from the buy out price. The company will pay the lessor a 0.5% royalty on net smelter returns thereafter.

                                   TARI, INC.
                         [An Exploration Stage Company]


                                2,500,000 Shares


                                  Common Stock


                                 $0.05 Per Share

                                 --------------

                                   PROSPECTUS

                                 --------------

                                   TARI, INC.
                         1045 West 13th Avenue, Suite 1
                            Vancouver, B. C. V6H 1N1
                                     Canada

                           ____________________, 2002

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

         1. Article XII of the articles of incorporation of Tari, filed as Exhibit 3.1 to the Registration Statement.

         2. Article XI of the bylaws of Tari, filed as Exhibit 3.2 to the Registration Statement.

         3. Nevada Revised Statutes, Chapter 78.

         The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Tari responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount*
                                                              -------
SEC Registration fee                                            $31.25
Blue sky fees and expenses                                   $1,000.00
Legal fees and expenses                                     $10,000.00
Printing and shipping expenses                               $1,000.00
Accounting fees and expenses                                 $5,000.00
Transfer and Miscellaneous expenses                          $1,000.00
Total                                                       $18,031.25

* All expenses are estimated except the Commission filing fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.

         In connection with the organization of Tari, our founding shareholder, AMY Y.E. Chuang, has paid an aggregate of $25,000 cash to purchase 2,500,000 shares of common stock of our company. This transaction was not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to persons affiliated with the issuer. As a founding shareholder, these shares are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.

ITEM 27. EXHIBITS INDEX.


NUMBER           EXHIBIT NAME
------           ------------
1.1*             Subscription Agreement
1.2*             Subscription Agreement of Amy Y.E. Chuang
3.1*             Articles of Incorporation
3.2*             By-Laws
4.1*             Specimen Stock Certificate
5.1*             Opinion Regarding Legality
10.1*            Mining Lease
10.2*            Mining Claims
23.1             Consent of Amisano Hanson
23.2*            Consent of Kennan E. Kaeder
23.3*            Consent of Edward P. Jucevic
99.1             Map*

* Previously filed.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our articles of incorporation and by-Laws.

ITEM 28. UNDERTAKINGS.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Vancouver, B.C., on April 26, 2002.


(Registrant)                       Tari, Inc.

By (signature and title)           /s/ AMY Y.E. CHUANG
                                   ----------------------------------
                                   President, Treasurer, and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


(signature)                        /s/ AMY Y.E. CHUANG
                                   ----------------------------------
(title)                            President, Chief Executive Officer,
                                   Secretary, Chairman of the Board
(date)                             April 26, 2002

(signature)                        /s/ AMY Y.E. CHUANG
                                   ----------------------------------
(title)                            Principal Financial Officer
(date)                             April 26, 2002

                                INDEX TO EXHIBITS

SEC REFERENCE
NUMBER             TITLE OF DOCUMENT
------             -----------------
1.1                Subscription Agreement*
1.2                Subscription Agreement of Amy Y.E. Chuang*
3.1                Articles of Incorporation*
3.2                Bylaws*
4.1                Specimen Stock Certificate*
5.1                Opinion Regarding Legality*
10.1               Mining Lease*
10.2               Mining Claims*
23.1               Consent of Amisano Hanson
23.2               Consent of Kennan E. Kaeder*
23.3               Consent of Edward P. Jucevic*
99.1               Map*

* Previously filed.